EXHIBIT 99

FORM 3 JOINT FILER INFORMATION

Name:     FUJIFILM Corporation
Address:  7-3 Akasaka 9-chome, Minato-ku, Tokyo 107-0052, Japan

Name:     FUJIFILM Holdings America Corporation
Address:  200 Summit Lake Drive, Valhalla, New York, 10595-1356

Name:     Badger Acquisition Corporation
Address:  200 Summit Lake Drive, Valhalla, New York, 10595-1356